SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

HASCO MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Florida	333-58326	65-0924471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15928 Midway Rd,  Addison, TX  75001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 302-0930

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2013 the Board of Directors appointed Mr. Jens Mielke, age 47, to fill the position of Chief Financial Officer.  He replaces Ms. Robin Urban, who was appointed Interim Chief Financial Officer on June 17, 2013.

Prior to joining the Company, Mr. Mielke served as audit partner with Deloitte & Touche LLP in Dallas where his clients included both Fortune 500 and smaller private companies.  His experience includes public equity and debt offerings, mergers and acquisitions and financial reporting.  He previously held the position of senior financial reporting analyst with PepsiCo, Inc. as well as other positions with Deloitte & Touche.

Mr. Mielke holds a Master of Business Administration and Bachelor of Business Administration in accounting from Southern Methodist University in Dallas, Texas.  He has been a Certified Public Accountant in Texas since 1991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASCO MEDICAL, INC.

Date: August 23, 2013	By:	/s/ Hal Compton, Jr.
Hal Compton, Jr.
Chief Executive Officer and President